Exhibit 99.1

 iMedia Brands Reports Third Quarter 2021 Results, Increases 2021 Guidance

MINNEAPOLIS, MN – November 17, 2021 – iMedia Brands, Inc. (the “Company” or “IMBI”) (NASDAQ: IMBI) today announced results for the third quarter ended October 30, 2021.

“Our mission is to capitalize on the accelerating marketplace convergence of entertainment, ecommerce and advertising,” said Tim Peterman, CEO of IMBI. “Our strong third quarter performance and the successful closing of our 123tv acquisition are tangible examples that our progress continues.”

Third Quarter 2021 Summary & Recent Highlights

•	Net sales were $130.7 million, an increase of 20% compared to the same prior-year period and the best year-over-year quarterly revenue growth in over ten years. During the quarter, the Company launched 25+ new brands across its television networks ShopHQ, ShopBulldogTV and ShopHQHealth.

•	Year-to-date net sales were $357.3 million, which was 8% growth compared to the same prior year period and represent the strongest year-over-year net sales growth in the Company's first three fiscal quarters in eight years. This success was driven primarily by the 90+ new merchandise brand launches occurring year-to-date plus the accretive impact of the Christopher & Banks and iMDS net sales.

•	Our 12-month rolling active customers grew by 20% compared to same prior-year period, driven by 65% growth in new customers which was the best new customer growth in over ten years.

•	Gross margin was 41.6%, a 420-basis point improvement over the same prior-year period. Year-to-date gross margin was 41.5%, a 430-basis point improvement over the same prior-year period.

•	Net loss attributable to stockholders was $(9.5) million, a $4.7 million increase over the same prior-year period, largely driven by $4.5 million in one-time transaction and transition costs and $713,000 in interest costs relating to the bond offering in the third quarter.

•	Adjusted EBITDA was $10.1 million, a $3.7 million improvement over the same prior-year period. Year-to-date adjusted EBITDA was $26.5 million, an $11.0 million increase, or 71% improvement, over the same prior-year period and the highest Q3 year-to date adjusted EBITDA in the Company's history.

•	As previously announced, on November 5, 2021, the Company completed its acquisition of 123tv. On September 28, 2021, the Company closed on its offering of $80 million in 8.50% Senior Secured Notes due 2026 and used all the net proceeds to fund the closing cash payment for the acquisition of the 123tv.

Third Quarter and Year-to-Date 2021 Results

SUMMARY RESULTS AND KEY OPERATING METRICS

($ Millions, except average selling price and EPS)

	Q3 10/30/2021	Q3 10/31/2020	Q3 Change		YTD 2021 10/30/2021	YTD 2020 10/31/2020	Change
Net Sales	$130.7	$109.0	20%		$357.3	$329.4	8%

Gross Margin %	41.6%	37.4%	420	bps	41.5%	37.2%	430 bps

Net loss attributable to non-controlling interest	$-	$-	N/A		$(0.3)	$-	N/A

Net loss attributable to shareholders	$(9.5)	$(4.7)	100%		$(17.0)	$(10.5)	(61)%

EPS	$(0.44)	$(0.39)	(13)%		$(0.91)	$(1.05)	14%

Adjusted EBITDA	$10.1	$6.4	57%		$26.5	$15.5	71%

Net Shipped Units (000s)	1,919	1,664	15%		5,411	4,775	13%
Average Selling Price (ASP)	$68	$58	17%		$66	$61	8%
Return Rate %	15.8%	14.4%	140	bps	16.0%	14.5%	150 bps
ShopHQ Digital Net Sales %	46.5%	49.1%	(260	)bps	48.5%	50.7%	(220	)bps
Total Customers - 12 Month Rolling (000s)	1,229	1,028	20%		N/A	N/A	N/A

% of ShopHQ Net Merchandise Sales by Category
Jewelry & Watches	44%	40%			47%	40%
Home & Consumer Electronics	17%	16%			16%	14%
Beauty & Health	24%	34%			22%	34%
Fashion & Accessories	15%	10%			15%	12%
Total	100%	100%			100%	100%

Liquidity and Capital Resources

As of October 30, 2021, total unrestricted cash was $51.4 million.  The Company also had an additional $23.5 million of unused availability on its revolving credit facility.

Increased Outlook

Regarding our Outlook for Q4, we anticipate reporting approximately $13 to $15 million of adjusted EBITDA, which is a 55% to 79% increase over the same prior year period, despite continued expectations for unusually high logistics costs due to COVID-19. We anticipate reporting Q4 net sales of approximately $175 to $180 million, which is roughly 40% to 44% growth compared to the same prior year period.

For the full year 2022, we anticipate reporting revenue of approximately $675 to $725 million and adjusted EBITDA of approximately $50 to $60 million and reporting positive quarterly EPS beginning in the back half of 2022.

Conference Call

The Company will hold a conference call today at 8:30 a.m. Eastern time to discuss its third quarter 2021 results.

Date: Wednesday, November 17, 2021

Toll-free dial-in number: (877) 407-9039

International dial-in number: (201) 689-8470

Conference ID: 13724909

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the iMedia Brands website at www.imediabrands.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through December 1, 2021.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13724909

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI) is a leading interactive media company capitalizing on the convergence of entertainment, ecommerce, and advertising. The Company owns a growing, global portfolio of Entertainment, Consumer Brands and Media Commerce Services businesses that cross promote and exchange data with each other to optimize the engagement experiences it creates for advertisers and consumers.

Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707

 iMEDIA BRANDS INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	October 30,	January 30,
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$51,352	$15,485
Restricted Cash	2,168	-
Accounts receivable, net	66,948	61,951
Inventories	92,001	68,715
Current portion of television broadcast rights, net	21,349	19,725
Prepaid expenses and other	15,922	7,853
Total current assets	249,740	173,729
Property and equipment, net	44,932	41,988
Television broadcast rights, net	41,865	7,028
Intangible assets, net	35,769	2,359
Other assets	13,161	1,533
Total Assets	$385,467	$226,637

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$62,234	$77,995
Accrued liabilities	39,592	29,509
Current portion of television broadcast rights obligation	25,937	29,173
Current portion of long term credit facility	-	2,714
Current portion of operating lease liabilities	1,046	462
Deferred revenue	541	213
Total current liabilities	129,350	140,066

Long term broadcast rights liability	45,742	7,358
Other long term liabilities	13,403	1,497
Long term credit facilities	46,650	50,666
8.50% Senior Secured Notes	73,768	-
Total liabilities	308,914	199,587

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, $.01 par value, 29,600,000 shares authorized as of October 30, 2021 and January 30, 2021; 21,560,514 and 13,019,061 shares issued and outstanding as of October 30, 2021 and January 30, 2021	213	130
Additional paid-in capital	537,987	474,375
Accumulated deficit	(464,424)	(447,455)
Accumulated other comprehensive loss	(371)	-
Total shareholders' equity	73,405	27,050
Equity of the Non-Controlling Interest	3,148	$-
Total Equity	$76,553	$27,050
Total Liabilities and Shareholders' Equity	$385,467	$226,637

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Nine-Month Periods Ended
	October 30,	October 31,	October 30,	October 31,
	2021	2020	2021	2020
Net sales	$130,681	$109,025	$357,325	$329,374
Cost of sales	$76,260	68,211	208,911	206,711
Gross profit	$54,421	$40,814	148,414	122,663
Margin %	41.6%	37.4%	41.5%	37.2%
Operating expense:
Distribution and selling	$39,302	31,490	108,907	97,100
General and administrative	$10,747	4,687	24,569	15,158
Depreciation and amortization	$9,740	7,977	24,727	16,700
Restructuring costs	$634	55	634	264
Total operating expense	$60,423	$44,209	158,837	129,222
Operating income (loss)	$(6,002)	$(3,395)	(10,423)	(6,559)

Other income (expense):
Interest income	$85	1	124	2
Debt Extinguishment	$(9)	-	(663)	-
Interest expense	$(3,551)	(1,339)	(6,245)	(3,920)
Total other expense	$(3,475)	$(1,338)	(6,784)	(3,918)

Income (Loss) before income taxes	$(9,477)	$(4,733)	$(17,207)	(10,477)

Income tax provision	$(15)	(15)	(45)	(45)

Net income (loss)	$(9,492)	$(4,748)	$(17,252)	$(10,522)

Less: Net loss attributable to non-controlling interest	$-	-	(282)	-

Net income (loss) attributable to shareholders	$(9,492)	$(4,748)	$(16,970)	$(10,522)

Net income (loss) per common share	$(0.44)	$(0.39)	$(0.91)	$(1.05)

Net income (loss) per common share
---assuming dilution	$(0.44)	$(0.39)	$(0.91)	$(1.05)

Weighted average number of
common shares outstanding:
Basic	21,503,340	12,177,990	18,710,658	10,000,383
Diluted	21,503,340	12,177,990	18,710,658	10,000,383

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

PERFORMANCE MEASURES BY SEGMENT

($ in Millions)

	For the Three-Month Period Ended			For the Three-Month Period Ended
	October 30, 2021			October 31, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net Sales	$97.5	$33.2	$130.7	$104.3	$4.7	$109.0

Gross Profit	$41.4	$13.0	$54.4	38.8	$2.0	$40.8

Operating Loss	$(6.8)	$0.8	$(6.0)	(2.4)	$(1.0)	$(3.4)

Adjusted EBITDA	$7.2	$2.9	$10.1	7.2	$(0.8)	$6.4

	For the Nine-Month Period Ended			For the Nine-Month Period Ended
	October 30, 2021			October 31, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net Sales	$292.5	$64.8	$357.3	$318.8	$10.6	$329.4

Gross Profit	$121.1	$27.3	$148.4	118.5	$4.2	$122.7

Operating Loss	$(11.5)	$1.0	$(10.5)	(2.5)	$(4.1)	$(6.6)

Adjusted EBITDA	$20.7	$5.8	$26.5	19.1	$(3.5)	$15.5

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Attributable to Shareholders to Adjusted EBITDA:

(Unaudited)

(in thousands)

	For the Three-Month Period Ended			For the Three-Month Period Ended
	October 30, 2021			October 31, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net income (loss) attributable to shareholders			$(9,492)			$(4,748)
Adjustments:
Depreciation and amortization			10,677			8,952
Interest income			(85)			(1)
Interest expense			3,551			1,339
Income taxes			15			15
EBITDA (as defined)	$3,435	$1,231	$4,666	$6,315	$(758)	$5,557

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$3,435	$1,231	$4,666	$6,315	$(758)	$5,557
Adjustments:
Transaction, settlement and integration costs, net (a)	2,207	1,630	3,837	312	-	312
Restructuring costs	625	7	632	55	-	55
Non-cash share-based compensation expense	949	-	949	504	-	504
Loss on Debt Extinguishment	9	-	9	-	-	-
Adjusted EBITDA	$7,225	$2,868	$10,093	$7,186	$(758)	$6,428

	For the Nine-Month Period Ended			For the Nine-Month Period Ended
	October 30, 2021			October 31, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net loss attributable to shareholders			$(16,970)			$(10,522)
Adjustments:
Depreciation and amortization			27,564			19,697
Interest income			(124)			(2)
Interest expense			6,245			3,920
Income taxes			45			45
EBITDA (as defined)	$14,351	$2,410	$16,760	$16,679	$(3,541)	$13,138

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$14,351	$2,410	$16,761	$16,679	$(3,541)	$13,138
Adjustments:
Restructuring costs	625	9	634	264	-	264
One-time customer concessions	341	-	341	-	-	-
Transaction, settlement and integration costs, net	2,370	3,387	5,757	886	-	886
Non-cash share-based compensation expense	2,385	-	2,385	1,227	-	1,227
Loss on Debt Extinguishment	663	-	663	-	-	-
Adjusted EBITDA	$20,735	$5,806	$26,541	$19,056	$(3,541)	$15,515

(a)	Transaction, settlement and integration costs for the three-month period ended October 30, 2021, includes transaction and integration costs related primarily to the Synacor and 123tv transactions. Transaction, settlement and integration costs for three-month period ended October 31, 2020, includes contract settlement costs, business acquisition and integration-related costs.

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; restructuring costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; rebranding costs; and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its television and online businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. EBITDA and Adjusted EBITDA are both non-GAAP measures and should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding the expected impact of COVID-19 on television retailing are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.